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                                                                  Exhibit 24.2

                              POWER OF ATTORNEY
                              -----------------

        KNOW ALL MEN BY THESE PRESENTS, THAT: The E.W. Scripps Company (the "Company") has made, constituted and appointed, and by this instrument does make, constitute and appoint, William Appleton, John H. Burlingame, Daniel J. Castellini, M. Denise Kuprionis, Craig C. Standen, and each of them, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute for it and in its name, place and stead, in any and all capacities as attorney-in-fact, a Registration Statement on Form S-3 or other form registering under the Securities Act of 1933 (and Rule 415 of such Act, if appropriate) shares of the Company's Class A Common Shares, including shares of such stock to be sold by The Edward W. Scripps Trust and The Jack R. Howard Trust, and to any and all amendments, post-effective amendments, supplements and exhibits to such Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite and necessary to be done in and about the premises and hereby ratifying and confirming all that each of such attorneys-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed on May 20, 1998.

                                             THE E.W. SCRIPPS COMPANY


                                             By: /s/ M. Denise Kuprionis
                                                --------------------------------
                                                M. Denise Kuprionis, Secretary